                                                                Exhibit 99.1

www.bkitech.com

CONFERENCE CALL
for
BUCKEYE TECHNOLOGIES INC.

Fourth Quarter Results

We have scheduled a conference call for

Wednesday, August 9, 2006
9:30 a.m. Central

Management participating on the call will include

John B. Crowe, Chief Executive Officer
Kristopher J. Matula, President and Chief Operating Officer
Steven G. Dean, Vice President and Chief Financial Officer
Chad P. Foreman, Treasurer and Investor Relations Manager

All interested parties are invited to listen to the audio conference call live or tape delayed via the website www.streetevents.com or via the Company’s website homepage at www.bkitech.com. The replay will be archived on these websites through September 9, 2006.

In addition, persons interested in listening by telephone may dial in at (800) 946-0785 within the United States. International callers should dial (719) 457-2661. Participants should call no later than 9:20 a.m. CT.

To listen to the telephone replay of the conference call, dial (888) 203-1112 or (719) 457-0820.
The passcode is 2368439. The telephone replay will be available until midnight August 23, 2006.

A press release will be issued via Business Wire after the market closes on August 8. If you do not receive a copy of this release, please contact Shirley Spears at (901) 320-8125.

We look forward to your participation.